UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2014

SANTANDER CONSUMER USA HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36270	32-0414408
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Elm St. Suite #800 Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 634-1110

n/a

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 26, 2014, a purported securities class action lawsuit was filed in the United States District Court, Southern District of New York, against Santander Consumer USA Holdings Inc. (the “Company “), certain of the Company’s current and former directors and executive officers and certain institutions that served as underwriters of the Company’s initial public offering (the “IPO”). The lawsuit was brought by a purported stockholder of the Company seeking to represent a class consisting of all those who purchased or otherwise acquired the Company’s securities pursuant and/or traceable to the Company’s Registration Statement and Prospectus issued in connection with the Company’s IPO. Plaintiff alleges that the Registration Statement and Prospectus contained misleading statements concerning the Company’s auto lending business and underwriting practices. The lawsuit asserts claims under Section 11 and Section 15 of the Securities Act of 1933 and seeks unspecified damages and other relief.

The Company believes that the claims are without merit and intends to defend the lawsuit vigorously.

Cautionary Note Regarding Forward-Looking Information

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions, or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends,” and similar words or phrases. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, these statements are not guarantees of future performance and involve risks and uncertainties which are subject to change based on various important factors, some of which are beyond the Company’s control. For an additional discussion of these risks, please see Part II, Item 1A entitled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTANDER CONSUMER USA HOLDINGS INC.

Dated: August 29, 2014	By:	/s/ Jason A. Kulas
	Name: Title:	Jason A. Kulas President and Chief Financial Officer